Exhibit 1.01 - Conflict Minerals Report (CMR)

Conflict Minerals Report of Eni SpA

Section 1: Introduction and Company Overview

This is the Conflict Minerals Report of Eni SpA (herein referred to as "Eni", the “Group”, the "Company", "we", "us", or "our") for calendar year 2017 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 ("Rule 13p-1").

Our products and business segments or subsidiaries falling within the scope of Rule 13p-1 are described in Form SD.

Section 2: Due diligence framework

In accordance with Rule 13p-1, we carried out due diligence on the source and chain of custody of the conflict minerals necessary for the functionality or the manufacturing of our products (the “Necessary Conflict Minerals”), as described in Form SD. We acknowledge the due diligence framework as set forth in the internationally recognized Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas ("OECD Framework") of the Organization for Economic Cooperation and Development (OECD) and we are designing and implementing our due diligence measures accordingly.

Section 3: Due diligence approach

Eni’s due diligence efforts for 2017 included the following five steps:

Step 1: Establish company management systems

•	Conflict Minerals team

We have established a cross functional Conflict Minerals project team comprising executive level management with coordinators from the business units involved, to direct the overall efforts of the Conflict Minerals compliance program. The Company’s CFO (Chief Financial Officer) has sponsored this team and the compliance program has been approved by the Company’s executive management committees, which include the heads of Eni’s business units and central departments. Our only business segment involved in the program has also established a team responsible for conducting, supervising and coordinating all relevant activities at divisional level and reporting to the Group’s management team regarding the results of the activities performed. In addition, we have adopted internal, Group-level procedures and rules so as to raise awareness about our intention to establish a responsible supply chain and in order to establish Group guidelines on how to design and conduct due diligence on conflict minerals.

•	Conflict Minerals policy

We have established and periodically update a policy with respect to the sourcing of minerals from the Covered Countries. This Group policy is published on our external website at http://www.eni.com/en_IT/sustainability/integrity-human-rights/human-rights-in-the-supply-chain.page. In this policy we confirm our commitment to corporate sustainability and respecting and promoting human rights in our operations and the activities performed by our Business Partners. This policy is reviewed annually by our senior management team in charge of promoting the Conflict Minerals program.

•	Supplier engagement

Eni has in place guidelines, procedures and standard contractual terms & conditions that, among other things, require compliance with human rights framework as a prerequisite for qualification to do business with Eni and with the Eni Code of Ethics and Human Rights Guidelines as contractual obligations towards Eni. Our standard contractual terms and conditions regarding the supply of products that contain or may contain conflict minerals include binding and clear-cut requirements

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regarding conflict minerals and responsible sourcing. Our suppliers are required to maintain procedures reasonably designed to ensure that any conflict minerals sold to Eni are sourced in accordance with the principle of a responsible supply chain, and are required to promptly notify us in case of any breaches of this requirement. No such notifications have been received so far. We have increased efforts to explain to our suppliers the importance to Eni of their collaboration and commitment to our compliance program. All of our high-risk suppliers were advised on how to fill the RCOI questionnaire, which were returned to us substantially completed. We are engaging with our high-risk suppliers to promote tracing of their supply chain for the purpose of identifying the country of origin of our necessary conflict minerals and the mines where they were sourced with the greatest level of specificity.

•	Grievance mechanism

Eni has in place a procedure for reporting any violation of our guidelines on the respect of human rights and/or other part of our compliance program via a whistle blowing mechanism whereby alleged violations can be reported to Eni via existing grievance channels for ethics or compliance violations via our external website at http://www.eni.com/portal-forms/tools/processSegnalazione.do?locale=en_IT.

Step 2 and Step 3: Identify, assess and respond to risks in the supply chain

To identify, assess and respond to risks in the supply chain, we undertook the following measures:

•	We conducted a supply chain survey, which involved all of our high-risk suppliers as described in Form SD. This survey was based on the Electronics Industry Citizenship Coalition/Global e-Sustainability Initiative Conflict Minerals Reporting Template.

•	The responses received from our suppliers about the country of origin of the Necessary Conflict Minerals provided to us were reviewed to assess their reliability.

•	Our segment team subjected survey responses to additional due diligence measures when we had reason to believe that suppliers may have provided Necessary Conflict Minerals that originated from the Covered Countries and that were not from recycled or scrap sources. All of the surveyed suppliers provided us with information about all or part of the smelters, that were used in the supply chain. We have no reasons to believe that the responses provided to us were inaccurate.

•	We requested suppliers who sent us incomplete or inconsistent responses to revise the questionnaire providing them the necessary assistance on how to complete the questionnaire.

•	Our executive management team in charge of the Conflict Minerals program was informed of the nature and overall risk of supplier responses received. Management reporting materials were prepared summarizing the results of the risk assessment process.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

We do not have any direct relationship with any smelter or refinery in our supply chain. Furthermore, we did not perform or direct audits of smelters and refiners in 2017. In our due diligence efforts we will consider utilizing cross-industry initiatives such as those led by the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) such as the Conflict Free Smelter Initiative (CFSI) to conduct smelter and refiner due diligence. In the future, we will also explore other options.

Step 5: Report annually on supply chain due diligence

In accordance with OECD Guidance and Form SD requirements, this report and the associated Form SD are available online at http://www.eni.com/en_IT/sustainability/integrity-human-rights/human-rights-in-the-supply-chain.page.

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Section 4: Due diligence results

As a downstream consumer of conflict minerals, we rely on our suppliers’ statements and representations to us to gather information about smelters and refiners that processed the Necessary Conflict Minerals contained in the specific products or components that the suppliers provided to Eni.

The results of our 2017 due diligence are described below.

In the Refining & Marketing business, we surveyed all of our suppliers of Necessary Conflict Minerals and we obtained responses from each of them. All of our suppliers informed us that they have adopted company-level policies for the responsible sourcing of Conflict Minerals. The responses received from suppliers were at the company level and were not specific to conflict minerals supplied to us.

Our due diligence covered four suppliers of Necessary Conflict Minerals (suppliers A, B, C, D).

•	Supplier A informed us that they are currently utilizing only one conflict mineral that is necessary to the production of the components supplied to Eni (i.e. a tungsten-based catalyst). They represented to us that they are currently procuring this conflict mineral at a smelter that is certified with the CFSI program;
•	Supplier B informed us that they have intentionally added or used tin and tungsten in the production of the catalysts that they have supplied to Eni. They represented to us that 50% or less of their suppliers of conflict minerals have provided responses to inquiries about the supply chain of those conflict minerals. Based on the surveys conducted along the supply chain, supplier B has identified a number of smelters where the Necessary Conflict Minerals which may have been supplied to Eni have been processed and sourced; all but few of those identified smelters are in compliance with the CFSI program. Finally, supplier B represented that three of the identified smelters are known to source the conflict minerals from the Covered Countries as defined by the Rule; all these smelters are conformant to CFSI assessment protocol for conflict-free sourcing;
•	Supplier C informed us that to their knowledge none of the conflict minerals (only tungsten) contained in the products supplied to Eni originated in the Covered Countries. However, they stated that their knowledge was based solely upon the responses to inquiries they made to their suppliers. All inquired suppliers reported to supplier C the smelters where their materials were produced that are all listed in the CFSI approved facilities list;
•	Supplier D informed us that they completed the identification of all the smelters in their supply chain and that based on the representations received by their suppliers, none of the conflict minerals (tin and tungsten) contained in the products supplied to Eni originated in the Covered Countries. The smelters in the supply chain of supplier D are all listed in the CFSI approved facilities list.

Conclusion

Base on the due diligence results of our supply chain of conflict minerals, at this stage, we can conclude that all of our suppliers of conflict minerals in the Refining & Marketing business are fully engaged in the tracing of their respective supply chains and that based on their responses to our inquiries we are able to identify a large part of the specific smelters or refineries that were part of the supply chain of the Necessary Conflict Minerals that we used to manufacture our refined products in 2017. However, we were not provided with a conclusive determination about the countries of origin of all of our Necessary Conflict Minerals, or whether they all originated from recycled or scrap sources.

See Annex I for a list of smelters or refiners where the Necessary Conflict Minerals supplied to us in 2017 were sourced, as identified by our suppliers.

Section 5: Continuous improvement efforts to mitigate risk

We intend to take the following steps to improve the number and quality of supplier responses in the future and to mitigate any risk that the Necessary Conflict Minerals used in our products may benefit armed groups:

•	strengthen engagement with our high-risk suppliers in order to obtain conclusive information about the countries of origin of our Necessary Conflict Minerals. We made progress in engaging with these suppliers in 2017 and we intend to increase our collaboration with them going forward by continuously sharing information and by tracing the supply chain;

•	work with suppliers who provided responses containing red flags, including non-responsive suppliers, by helping

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them understand the importance of this initiative to Eni and by encouraging their participation also by providing them explanatory materials. We will also evaluate disengaging consistently reticent and non-collaborative suppliers;

•	continue to train our suppliers of conflict minerals providing them written explanations, reports, instructions and engaging in training sessions that cover the legal background for this matter and the importance of ethical sourcing to us;

•	continue to raise awareness both internally and with our high-risk suppliers about Eni’s commitment to fully trace the entire supply chain back to the countries of origin of our Necessary Conflict Minerals;

•	continue to support responsible in-region mineral sourcing from the Covered Countries in order to not negatively affect the economies of such countries. We will seek not to eliminate conflict minerals originating in the Covered Countries but rather to obtain conflict minerals from sources that do not benefit armed groups in the region;

•	evaluate collaboration with other operators and industry working groups in order to share information, processes and methodologies for tracing the supply chain;

•	evaluate participation in other joint initiatives based on the literature produced by the Electronics Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI), which supports the responsible sourcing of minerals through the development of a Conflict-Free Smelter (CFS) program;

•	consider performing a due diligence of any given smelter should our supply chain findings lead to a non-certified smelter or refiner; and

•	reiterate assessment process of our product portfolio and suppliers to obtain a complete map of Eni’s areas of risks.

Section 6: Independent audit

In accordance with the guidance set forth in the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule issued by the Division of Corporation Finance of the Securities and Exchange Commission on April 7, 2017, Eni has not obtained an independent private sector audit of its due diligence process.

Safe harbor statement

Certain disclosures contained herein contain forward-looking statements regarding future events and the future results of Eni that are based on current expectations, plans, forecasts, and projections about Eni’s future due diligence steps and procedures. Words such as "expects", "anticipates", "targets", "goals", "projects", "intends", "plans", "believes", "seeks", "estimates", "evaluates" variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict because they relate to events and depend on circumstances that will occur in the future.

Therefore, Eni’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements. Any forward-looking statements made by or on behalf of Eni speak only as of the date they are made. Eni does not undertake to update forward-looking statements to reflect any changes in Eni’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. The reader should, however, consult any further disclosures Eni may make in documents it files with the US SEC.

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Annex 1

Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner	Comment
Tin	Alpha	UNITED STATES OF AMERICA	CFSI Certified
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CFSI Certified
Tin	China Tin Group Co., Ltd.	CHINA	CFSI Certified
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA	CFSI Certified
Tin	CV Dua Sekawan	INDONESIA	CFSI Certified
Tin	CV Gita Pesona	INDONESIA	CFSI Certified
Tin	CV Serumpun Sebalai	INDONESIA	CFSI Certified
Tin	CV Tiga Sekawan	INDONESIA	CFSI Certified
Tin	CV United Smelting	INDONESIA	CFSI Certified
Tin	CV Venus Inti Perkasa	INDONESIA	CFSI Certified
Tin	Dowa	JAPAN	CFSI Certified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Metallo Spain S.L.U.	SPAIN	CFSI Certified
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CFSI Certified
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND	CFSI Certified
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CFSI Certified
Tin	Gejiu Jinye Mineral Company	CHINA	CFSI Certified
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CFSI Certified
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CFSI Certified
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CFSI Certified
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CFSI Certified
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CFSI Certified
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CFSI Certified
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CFSI Certified
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CFSI Certified
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CFSI Certified
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CFSI Certified
Tin	Melt Metais e Ligas S.A.	BRAZIL	CFSI Certified
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CFSI Certified
Tin	Metallo Belgium N.V.	BELGIUM	CFSI Certified
Tin	Mineracao Taboca S.A.	BRAZIL	CFSI Certified
Tin	Minsur	PERU	CFSI Certified
Tin	Mitsubishi Materials Corporation	JAPAN	CFSI Certified
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CFSI Certified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CFSI Certified
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CFSI Certified
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CFSI Certified
Tin	PT Aries Kencana Sejahtera	INDONESIA	CFSI Certified
Tin	PT Artha Cipta Langgeng	INDONESIA	CFSI Certified
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CFSI Certified
Tin	PT Babel Inti Perkasa	INDONESIA	CFSI Certified
Tin	PT Bangka Prima Tin	INDONESIA	CFSI Certified
Tin	PT Bangka Tin Industry	INDONESIA	CFSI Certified
Tin	PT Belitung Industri Sejahtera	INDONESIA	CFSI Certified
Tin	PT Bukit Timah	INDONESIA	CFSI Certified
Tin	PT DS Jaya Abadi	INDONESIA	CFSI Certified
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CFSI Certified
Tin	PT Inti Stania Prima	INDONESIA	CFSI Certified
Tin	PT Karimun Mining	INDONESIA	CFSI Certified
Tin	PT Kijang Jaya Mandiri	INDONESIA	CFSI Certified
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CFSI Certified
Tin	PT Menara Cipta Mulia	INDONESIA	CFSI Certified
Tin	PT Mitra Stania Prima	INDONESIA	CFSI Certified
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA	CFSI Certified
Tin	PT Prima Timah Utama	INDONESIA	CFSI Certified
Tin	PT Refined Bangka Tin	INDONESIA	CFSI Certified
Tin	PT Sariwiguna Binasentosa	INDONESIA	CFSI Certified
Tin	PT Stanindo Inti Perkasa	INDONESIA	CFSI Certified
Tin	PT Sukses Inti Makmur	INDONESIA	CFSI Certified
Tin	PT Sumber Jaya Indah	INDONESIA	CFSI Certified
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CFSI Certified
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CFSI Certified
Tin	PT Tinindo Inter Nusa	INDONESIA	CFSI Certified
Tin	PT Tommy Utama	INDONESIA	CFSI Certified
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CFSI Certified
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CFSI Certified
Tin	Soft Metais Ltda.	BRAZIL	CFSI Certified
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND	CFSI Certified
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CFSI Certified
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CFSI Certified
Tin	Yunnan Tin Company Limited	CHINA	CFSI Certified

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Subject Mineral	Smelter or Refiner Name	Country location of Smelter or Refiner	Comment
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CFSI Certified
Tungsten	ACL Metais Eireli	BRAZIL	CFSI Certified
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CFSI Certified
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CFSI Certified
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CFSI Certified
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CFSI Certified
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CFSI Certified
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CFSI Certified
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CFSI Certified
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CFSI Certified
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CFSI Certified
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CFSI Certified
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CFSI Certified
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CFSI Certified
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CFSI Certified
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CFSI Certified
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CFSI Certified
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CFSI Certified
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CFSI Certified
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CFSI Certified
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CFSI Certified
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CFSI Certified
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CFSI Certified
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CFSI Certified
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CFSI Certified
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CFSI Certified
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CFSI Certified
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CFSI Certified
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CFSI Certified
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CFSI Certified
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CFSI Certified
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CFSI Certified
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CFSI Certified

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